UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2011

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Stephen G. Bassett

On January 17, 2011, the Company entered into an Executive Retirement Agreement (the “Retirement Agreement”) with Stephen G. Bassett, our former Chief Financial Officer.  Pursuant to the Retirement Agreement, Mr. Bassett will retire as an employee of the Company effective March 31, 2011.  Pursuant to the agreement, Mr. Bassett will:

•                  continue to receive base salary payments for 39 weeks after the date of his retirement;

•                  receive a waiver of COBRA premiums until the earlier of (i) the date Executive begins full-time employment or full-time self-employment; or (ii) December 31, 2011; and

•                  receive reimbursement for certain executive outplacement services.

Certain of Mr. Bassett’s unvested restricted stock units and stock options will vest as of March 31, 2011 and Mr. Bassett will have until March 31, 2012 to exercise vested options.   Under the terms of the agreement, Mr. Bassett agreed to certain non-competition and non-solicitation terms with the Company that extend through March 31, 2011 and he executed a release in favor of the Company.

The foregoing description of the retirement agreement is qualified in its entirety by reference to the actual Retirement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Jay Zager

In connection with the election of Jay Zager as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, discussed in Item 5.02 below, on January 17, 2011, the Company and Mr. Zager entered into (A) a Change of Control Agreement in the form filed as Exhibit 10.4 of the Company’s report on Form 10-Q for the quarter ended September 30, 2007 on November 8, 2007 and (B) an Indemnification Agreement in the form filed as Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (Registration No. 333-36330).

Item 1.02 Termination of a Material Definitive Agreement

Pursuant to the Retirement Agreement discussed above under Item 1.01, the Change ofn Control agreement between Mr. Bassett and the Company, the form of which was filed as Exhibit 10.4 of the Company’s report on Form 10-Q for the quarter ended September 30, 2007 on November 8, 2007, has been terminated effective January 17, 2011.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

At a meeting held on January 7, 2011, the Board of Directors of Axcelis Technologies, Inc. appointed Jay Zager as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, effective on Mr. Zager’s commencement of employment on January 15, 2011.

Mr. Zager, age 61, was most recently employed as Executive Vice President, Chief Financial Officer of 3Com Corporation, a global networking company, from 2007 until 3Com’s acquisition by Hewlett Packard in April 2010.  Prior to that, Mr. Zager held chief financial officer positions at Gerber Scientific, a global integrated automation systems provider, from 2005 to 2007 and at Helix Technology Corporation, a supplier to the semiconductor equipment industry, from 2002 to 2005.

Mr. Zager will be paid a base salary of $350,000 per year and he will be eligible to earn a performance-based bonus under the Axcelis Management Incentive Plan in a target amount equal to 60% of his actual base pay during the year.  Mr. Zager was granted restricted stock units for 50,000 shares and a stock option for 200,000 shares on January 18, 2011.  These grants will vest in four equal installments on each of the first four anniversaries of the date of grant.

The Company has entered into a Change of Control Agreement with Mr. Zager in the same form executed with each of the Company’s other executive officers.  This Change of Control Agreement provides that the executive officer is entitled to severance compensation in the event there is both (1) a change in control and (2) a termination of employment within three years of that change in control for reasons other than cause, death, disability or voluntary resignation without Good Reason.  Under the Change of Control Agreement, “Good Reason” can be a material diminution in the executive’s authority, a material reduction in base pay or a material change in geographic location of the executive’s job.  A “change of control” is defined in the agreement and covers a number of events, including a merger or acquisition involving the Company in which the persons holding the Company’s shares immediately prior to the transaction hold less than 75% of the shares outstanding after the transaction.

In the Change of Control Agreement, Mr. Zager has agreed not to be engaged by, or own, any business competing with any of the businesses conducted by the Company for a period of 12 months following any termination of employment (whether or not following a change of control).  The executive also agreed not to solicit employees of the Company to leave employment with the Company or solicit or induce customers of the Company to cease doing business with the Company during such period.

If severance compensation is payable, it would consist of a cash payment equal to the sum of (a) the Company’s accrued obligations for base pay and incentive compensation and (b) the amount determined by multiplying the executive’s then salary and average bonus by three. For this purpose, an executive’s average bonus is his or her current bonus opportunity multiplied by the average of the individual performance scores given to the executive in the last three years, but without taking into account company performance scores.   In the event such severance is payable, all unvested restricted stock units and options held by the executive will become vested until termination or expiration in accordance with their terms.  The Company will also reimburse the executive for the effects, including federal, state and local income tax consequences, of any excise tax due on severance compensation due under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Change of Control Agreement is qualified in its entirety by reference to the actual form of Change of Control Agreement, which was filed as Exhibit 10.4 of the Company’s report on Form 10-Q for the quarter ended September 30, 2007 on November 8, 2007 and incorporated herein by reference.

Former Chief Financial Officer Appointed Executive Vice President, Finance

Coincident with the commencement of Mr. Zager’s employment on January 15, 2011, Mr. Stephen Bassett, our former Chief Financial Officer, assumed the position of Executive Vice President, Finance, a position he is expected to hold until his previously announced retirement date of March 31, 2011.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

Exhibit Index

Exhibit No.	Description
10.1	Executive Retirement Agreement between Axcelis Technologies, Inc. and Stephen G. Bassett, dated January 17, 2011. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2011	Axcelis Technologies, Inc.

	By:	/s/ MARY G. PUMA
Mary G. Puma
Chairman, Chief Executive Officer and President